EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 28th day of May, 2024, by and between Mitch Hutchcraft (the "Executive"), a Texas resident, and Alica, Inc., a Florida corporation (the "Company"). Recitals WHEREAS, the Company desires to employ the Executive to serve as Executive Vice President- Real Estate of the Company, effective as of the Effective Date (as defined below), and the Executive desires to accept such position with the Company. Agreement NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Employment. Effective as of May 28, 2024, or such other date as mutually agreed to by the Executive and the Company (the "Effective Date"), the Company shall employ the Executive as its Executive Vice President - Real Estate, and the Executive shall commence such employment, upon the terms and conditions set forth herein. Notwithstanding the foregoing, the Executive agrees and acknowledges that his employment is conditioned on the completion of background checks, pre-employment drug testing of the Executive and all necessary employment documentation to the satisfaction of the Company prior to the Effective Date, and in the event such conditions are not satisfied, this Agreement shall be void ab initio. Except as otherwise expressly provided herein and in the Indemnification Agreement to be executed by the Company and the Executive, this Agreement (including the exhibits, which are an integral part of it) sets forth the terms and conditions of the Executive's employment by the Company, represents the entire agreement of the parties with respect to that subject, and supersedes all prior understandings and agreements with respect to that subject. Every reference in this Agreement to an Exhibit is to an exhibit to this Agreement. As used in this Agreement, the capitalized terms that are defined on Exhibit A have the respective definitions attributed to them on Exhibit A, and those definitions are incorporated by reference into this Agreement. 2. Position and Duties. (a) Duties. The Executive shall be employed by the Company as Executive Vice President - Real Estate. The Executive shall have the normal duties, responsibilities, and authority of such position, and shall perform all duties incidental to such position that may be required by law and all such other duties as may be reasonably assigned by the Chief Executive Officer of the Company and are consistent with the duties nonnally associated with such position at a public corporation. The Executive shall report to the Chief Executive Officer of the Company. (b) Engaging in Other Employment. While employed by the Company, except as otherwise approved by the Board of Directors of the Company (the "Board"), the Executive shall devote substantially all of his working time and attention to the Company and its affiliates and shall not be employed by any other person or entity. Notwithstanding the foregoing or the US-DOCS\ 150091584.3 Exhibit 10.1